                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                 NATURADE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                       NATURADE, INC.
                                 7110 East Jackson Street
                                   Paramount, CA  90723

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                          on
                                   June 29, 1998


To the Shareholders of NATURADE, INC.:

     The Annual Meeting of Shareholders of Naturade, Inc. (the "Company"), a Delaware corporation, will be held on April 23, 1997, at 9:00 A.M., Pacific Daylight Time, at the Company's Headquarters at 7110 East Jackson Street, Paramount, California 90723, for the following purposes:

     (1) To elect seven directors to the Board of Directors to serve until the next annual meeting of shareholders or until their successors are elected and have been qualified.

     (2) To ratify the appointment of a firm of independent public accountants to audit the accounts of the Company for the year 1998

     (3) To ratify the Naturade, Inc. 1998 Incentive Stock Option Plan (copy enclosed); and

     (4) To transact other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on May 8, 1998 as the record date for the purpose of determining shareholders entitled to receive notice of, and to vote at said meeting and at any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE IMMEDIATELY TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND TO HELP ASSURE A QUORUM. If you should decide to attend the meeting, you may revoke your proxy and vote in person. Shareholders may revoke any proxies granted hereunder (a) by delivering to the undersigned at the Company's offices at 7110 East Jackson Street, Paramount, California 90723 a written notice of such revocation, or (b) by presenting at the meeting a later dated proxy, or (c) by attending the meeting and voting in person.

By Order of the Board of Directors



BILL STEWART
CEO

Paramount, California
May 8, 1998

                                   NATURADE, INC.
                              7110 EAST JACKSON STREET
                            PARAMOUNT, CALIFORNIA  90723

                           ANNUAL MEETING OF SHAREHOLDERS
                                         on
                                   June 29, 1998

                                  PROXY STATEMENT

                              SOLICITATION OF PROXIES
                     (This solicitation is made by the Company)

     This proxy statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Naturade, Inc. (the "Company") for use at the Annual Meeting of Shareholders on June 29, 1998 at 10:00 a.m. Pacific Daylight Time, at the Company's headquarters located at 7110 Jackson Street, Paramount, California 90723 (the "Annual Meeting"), and at any and all adjournments or postponements thereof. The persons named to serve as proxyholders were selected by the Board of Directors of the Company. A proxy may be revoked at any time prior to its exercise by written notification to the Secretary of the Company. Unless so revoked, proxies in the accompanying form which are properly executed will be noted in accordance with the specification, if any, of the shareholders and, if no specification is made, in favor of the directors, as set forth below, unless authority to vote with respect to any or all nominees is withheld.

     This proxy statement and the accompanying proxy are being sent to shareholders on or about May 29, 1998. The cost of solicitation of proxies will be borne by the Company. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose Company stock they hold of record. Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit for proxies. Execution of a proxy card will not in any way affect a shareholder's right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                               VOTING SECURITIES

     The record date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournment or postponements thereof is May 8, 1998. As of that date there were 5,301,755 shares of common stock, .0001 par value, of the Company (the "Common Stock" or "Common Shares") outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of Common Stock is entitled to one vote. The representation, in person or by proxy, of a majority of the outstanding shares of Common Stock shall constitute a quorum for the meeting. Votes cast by proxy or in person at the Annual

Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute votes "for" or "against" any matter and thus will be disregarded and have no effect in the calculation of "votes cast." The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Every matter submitted to a vote of the shareholders shall be determined by majority vote. Shares may not be voted cumulatively.

     On December 15, 1997, the Company consummated a transaction (the "Transaction") constituting a change in its control. In the Transaction the Company raised $6,000,000 in cash through the sale of newly issued shares of its Common Stock and preferred stock in a private placement pursuant to which Health Holdings and Botanicals, Inc. ("Health Holdings"), a California corporation controlled by Doyle & Boissiere LLC ("Doyle & Boissiere") and Taishan Holdings, Inc. ("Taishan Holdings"), acquired control of the Company through the ownership of 55% of its outstanding Common Stock. In the Transaction, among other things, (i) the Company sold 2,023,222 shares of its Common Stock to Health Holdings (representing approximately 55% of the outstanding Common Stock of the Company after giving effect to the Transaction) for an aggregate purchase price of $6,000,000, (ii) four shareholders of the Company, including the Company's president, Allan Schulman, sold to Health Holdings an additional 858,473 shares of the Company's Common Stock held by them for approximately $3.00 per share, and
(iii) the Company issued to Health Holdings 1,250,024 shares of its Series A Convertible Preferred Stock for the purpose of allowing Health Holdings to maintain its 55% interest in the Company following consummation of the Transaction. Health Holdings purchased its interest in the Company with cash received from Doyle & Boissiere Fund I, LLC, a FINOVA Investment Alliance, an investment fund which is managed by Doyle & Boissiere. The Transaction, including the understandings and arrangements among members of both the former and new control groups, are described in the Company's Current Report on Form 8-K filed December 23, 1997.

     As indicated above, Health Holdings beneficially owns over 50% of the currently outstanding shares of Common Stock. Health Holdings intends to vote its shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Health Holdings' shares represent more than 50% of the shares to be voted at the meeting, Health Holdings will be able to elect the entire Board of Directors. Health Holdings also intends to vote its shares in favor of ("for") each of the proposals described herein, and Health
Holdings' vote will be sufficient to cause adoption of each such proposal.

                         NOMINEES FOR ELECTION AS DIRECTORS

     Seven directors of the Company ("the Directors") are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and have been qualified. It is intended that the proxies solicited hereby will, unless such proxies direct otherwise, be voted for the election as Directors of the persons listed below. Each of such persons except Bill D. Stewart, the Chief Executive Officer of the Company, is currently serving as a Director. It is not expected that any of such persons will be unable to serve as a Director, but if any Director is unable to accept election, it is intended that shares represented by the proxies will be voted by the proxy holders for a substitute nominee selected by the Board of Directors. The following persons are nominated for election of Directors:




                                                                First Became
                                                                ------------
Name                          Age            Position            a Director
-------------------------------------------------------------   ------------
Ronald Ahrens                 58             Chairman of the        1998
                                             Board, Director

Lionel P. Boissiere, Jr.      40             Director               1997

William B. Doyle, Jr.         39             Director               1997

William S. Doyle              53             Director               1997

Allan Schulman                67             President, Director    1959

Bill D. Stewart               56             Chief Executive        1998
                                             Officer, Director

Barry M. Zwick                63             Director               1992



RONALD A. AHRENS. Mr. Ahrens retired in 1995 as president of Merck Consumer Health Care Group. Previously, he served as Consumer Group President, Bristol Meyers Squibb; President of Bristol Myers Products; and President of Vicks Health Care, a division of Richardson Vicks.

LIONEL P. BOISSIERE, JR. During the past five years, Mr. Boissiere has been an investor and advisor to middle market companies. From 1993 through 1995 he worked with Berkeley International Capital Corp., and since 1995 Mr. Boissiere has been a principal at Doyle & Boissiere LLC.

WILLIAM B. DOYLE, JR. Since 1995 Mr. Doyle [no relation to William S. Doyle] has served as Managing Director of Doyle & Boissiere LLC. Prior to such time Mr. Doyle was with Berkeley International Capital Corporation. Mr. Doyle is an investor and an advisor to middle market companies.

WILLIAM S. DOYLE. Mr. Doyle [no relation to William B. Doyle, Jr.] has an AB degree from Duke University. Mr. Doyle was chief marketing officer of the Chase Manhattan Bank in New York, after successive management positions with the bank in London and Hong Kong. He served as Deputy Commissioner of Commerce for New York State, and was president of Strategen, Inc., a New York City based health-care investment bank, prior to forming Taishan Holdings, Inc., where he serves as president.

ALLAN SCHULMAN. Mr. Schulman has attended and completed business courses at the University of California at Los Angeles, Long Beach State College and the University of California at Irvine. A veteran of the Korean War, Mr. Schulman joined NPI (Naturade Products, Inc., the Company's predecessor) in 1953, and was elected President of NPI in 1959. He was elected to the Board of Directors of NPI in 1959, and to the Board of Directors of the Company in 1991. Mr. Schulman served as Chairman of the Board of Directors until 1998.

BILL D. STEWART. Mr. Stewart served from 1989 to 1997 as President of The Thompsons Minwax Company. In that capacity Mr. Stewart effected an increase in Thompsons sales from $20 million to $200 million, led the acquisition of the Red Devil Coatings Co. from Insilco Co., built the Thompsons waterproofing business to a greater than 60% market share, launched the national sales effort for Thompson Exterior Stain, and successfully moved the Do-It-Yourself business into the mass market sales channel, establishing relationships with Wal*Mart, K-Mart and Target. Mr. Stewart served as Vice President of Sales with Thompsons from 1986 to 1989. Prior to joining Thompsons, Mr. Stewart served for 16 years with Richardson Vicks in various capacities.

BARRY M. ZWICK. Mr. Zwick has a BS Degree from the U.S. Military Academy at West Point and an MBA from the University of Southern California. Mr. Zwick has over 25 years experience in the securities business. He was a registered investment advisor. Mr. Zwick has been a member of the Midwest Stock Exchange and the Chicago Board of Trade. Since 1989 he has been a private investor. Prior to this period he was a Managing Director of Ladenburg, Thalmann & Co., Inc.

     Information concerning the Company's executive officers who are not also Directors is contained in Item 10 "Directors and Executive Officers," on pages 23 through 25 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. Such information is hereby incorporated by this reference.

     Provided a majority of the shares are represented in person or by proxy at the Annual Meeting of Shareholders, thereby constituting a quorum, the 7 individuals receiving the largest number of votes for Director, will be elected to the 7 seats on the Board of Directors. Shareholders are not entitled to cumulate votes. Abstentions and broker nonvote proxies will be counted toward establishing the necessary quorum, but will not constitute votes for any candidate for the Board of Directors.



                THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                              VOTE "FOR" THE NOMINEES



                           BOARD MEETINGS AND COMMITTEES

     During fiscal 1997, the Board of Directors of the Company held 5 meetings. All Directors attended at least 80 percent of the aggregate number of meetings of the Board.

     The Company's Board of Directors has no standing audit, nominating or compensation committees. However, the Naturade, Inc. 1998 Incentive Stock Option Plan (summarized below) contemplates that it will be administered by a committee, consisting of at least two members of the Board of Directors, appointed by the Board of Directors.

     Messrs. Boissiere and W.B. Doyle, Jr. receive no Director's fees. All other Directors receive Director's fees paid by the Company at the rate of $500 per month, including committee meetings, plus expenses.

                          SECURITY OWNERSHIP OF DIRECTORS,
                       MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding beneficial ownership, as of April 1998 of the Company's Common Stock by each owner of more than 5% of the outstanding Common Stock, by each Director and nominee, by each person named in the Executive Compensation table herein and by officers and Directors of the Company as a group.(1)


     Name and Address of         Class of     Amount and Nature      Percent of
       Beneficial Owner           Stock      of Beneficial Owner        Class
--------------------------      ---------    -------------------    --------------
 Allan Schulman                  Common               561,545(2)           10.19%
 Naturade, Inc.
 7110 E. Jackson Street
 Paramount, CA  90723

 Barry M. Zwick                  Common               260,817(3)            4.86%
 925 De La Vina Street
 Suite 102
 Santa Barbara, CA  93101

 Dallas Gold & Silver
 Exchange, Inc.
 519 Interstate 30               Common               507,308(4)            9.39%
 Suite 243
 Rockwall, TX  75087

 Health Holdings and
 Botanicals, Inc.                Common              2,881,695(5)        54.58%
 318 North Carson Street         Preferred           1,250,024          100.00%
 Suite 208
 Carson City, NV 89701

 Executive Officers and
 Directors As a Group            Common              3,906,997           67.80%
 Consisting of Five Persons





------------------------------
(1)

     (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"). Subject to community property laws, where applicable, unless otherwise indicated, voting power or investment power with respect to shares reflected in the table is not shared with others.

     (2) Total includes 352,434 Common Shares solely owned by Mr. Schulman; 89,111 Common Shares which can be purchased upon exercise of the Company's Class B Warrants; and 120,000 Common Shares which can be purchased under presently exercisable options.

     (3) Total includes 10,800 Common Shares solely owned by Mr. Zwick; 151,155 Common Shares owned by the Zwick Financial Corp. Profit Sharing Plan, of which Mr. Zwick is sole trustee and 91% beneficiary; and 60,000 Common Shares which can be purchased by Mr. Zwick under presently exercisable options; and the following amounts owned by Mr. Zwick's minor children:
38,000 Common Shares, and 862 Common Shares which can be purchased upon exercise of the Company's Class B Warrants.

     (4) Dallas Gold & Silver Exchange, Inc. ("DGSE"), is a national wholesaler and retailer of precious metals and jewelry products based in Dallas, Texas. The securities of DGSE trade on the American Stock Exchange under the symbol "DLS.EC". Dr. L.S. Smith, a consultant to the Company, is the Chairman of the Board, Chief Executive Officer and the controlling stockholder of DGSE. DGSE owns 257,308 Common Shares. In addition, Dr. Smith owns 150,000 Common Shares directly; 100,000 Common Shares which can be purchased under presently exercisable options. DGSE and Dr. Smith each disclaim beneficial ownership of the Common Shares held by each other, and report separately.

     (5) Total includes 2,881,695 Common Shares owned by Health Holdings; and 1,250,024 shares of the Company's Series A Convertible Preferred Stock ("Preferred Shares"). Common and preferred shares of Health Holdings are held by (i) Doyle & Boissiere LLC, a Delaware limited liability company (of which Messrs. William B. Doyle, Jr., and Lionel P. Boissiere, Jr., directors of the Company, are principals), (ii) Mr. Anders Brag, a director of the Company, and (iii) Taishan Holdings, Inc., a British Virgin Islands corporation (of which Messrs. William S. Doyle and Anders Brag, each a director of the Company, hold equity interests). Messrs. William B. Doyle, Jr., William S. Doyle, Anders Brag and Lionel P. Boissiere, Jr. each disclaim beneficial ownership of the Company's Common Shares and Preferred Shares held by Health Holdings.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 9, 1992 each Director then serving was granted an option to acquire 10,000 shares of the Company's Common Stock, at an exercise price of $.875, with an expiration date one year after the departure of such Director from the Board of Directors. On January 25, 1995 each Director then serving was granted an additional option to acquire 20,000 shares of the Company's Common Stock at an exercise price of $1.07, with an expiration date one year after the departure of such Director from the Board of Directors. These options were granted for service on the Board of Directors since January 1, 1993. On January 17, 1996, each Director then serving was granted an additional option to acquire additional shares of the Company's Common Stock at an exercise price of $1.72, with an expiration date one year after the departure of such Director from the Board of Directors. The Company may consider from time to time granting to Directors options to acquire additional shares of the Company's Common Stock, on such terms and conditions as the Board of Directors finds appropriate at that time.

     On March 2, 1998 the Company granted to Bill D. Stewart, pursuant to the Plan (as defined), options to acquire up to 255,000 shares of Common Stock. The purchase price of one share of Common Stock under each such option is approximately four dollars ($4.00) (the average closing bid prices of the shares of Common Stock on the NASDAQ OTC Bulletin Board as quoted by Bloomberg, LP for the five (5) day trading period ending on March 2, 1998). Such options will vest in four equal portions on each of the first four anniversaries of such date, subject to any limitations on exercise contained in the Plan provided that the term of Mr. Stewart's employment agreement with the Company shall not have ended prior to such anniversary. Notwithstanding the foregoing, in the event of any sale (including, without limitation, pursuant to either a tender offer or a merger of the Company which results in the shareholders of the Company holding less than fifty per cent (50%) of the stock of the surviving corporation) of the Company during such term, subject to any limitations on exercise contained in the Plan, all of Mr. Stewart's options not then vested shall immediately vest.

     On April 20, 1998 the Company granted to Ronald Ahrens, pursuant to the Plan, options to acquire up to fifty-one thousand (51,000) shares of Common Stock. Each such option vested on April 20, 1998. The purchase price of one share of Common Stock under each such option is approximately four dollars ($4.00) (the average closing bid prices of the shares of Common Stock on the NASDAQ OTC Bulletin Board as quoted by Bloomberg, LP for the five (5) day trading period ending on April 20, 1998). Such options shall otherwise be subject to the provisions of the Plan.

                         EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid and accrued by the Company during its last three fiscal years to the executive officers to whom it paid in excess of $100,000, including cash and issuance of securities.


                   Annual Compensation                   Awards                    Payouts
------------------------------------------------------------------------------------------
(a)           (b)       (c)        (d)        (e)            (f)            (g)       (h)       (i)

Name                                          Other          Restricted     Options/  LTIP      All
and                                           Annual         Stock          SARs(#)   Payouts   Other
Principal     Year      Salary($)  Bonus($)   Compensation   Award(s)                 ($)       Compensation
Position                                      ($)            ($)                                ($)


Allan
Schulman
Chief         9/30/95   186,040    39,409     0              0              80,000    0         11,712(2)
Executive     9/30/96   188,754      0        0              0              10,000    0         11,712(2)
Officer       9/30/97   192,751    25,366     0              0              10,000    0          2,928(2)



     2/ Such amounts represent lease payments made relating to an automobile leased for Mr. Schulman.


     In addition, Mr. Schulman participated with other full-time employees in the Company's group health and life insurance program. Mr. Schulman owns one third of the land and building in which the Company conducts its operations (the "Premises"). As such, Mr. Schulman receives $8,339 per month rental paid by the Company under a facilities lease which extends through July of 1998. Mr. Schulman has granted the Company certain rights to extend the Company's lease of the Premises, and Mr. Schulman and the Company have granted each other certain rights of purchase and sale with respect to the Premises.

     The 10,000 options awarded to Mr. Schulman were for serving on the Board of Directors and are exercisable at $1.96 per share, which was the fair market value on the date of the grant.

                      Options/SAR Grants In Last Fiscal Year


                                                                               Potential Realizable Value
                                                                               at Assumed Annual Rates
                                                                               of Stock Price Appreciation
                         Individual Grants                                     for Option Term (1)
-----------------------------------------------------------------------------------------------------------
(a)            (b)       (c)            (d)       (e)            (f)            (g)            (h)         (i)

                    % of Total
                    Options/SARs             Market
               Options/  Granted to     Exercise  Price
               SARs      Employees      or Base   on Date
               Granted   in Fiscal      Price     of Grant       Expiration
Name           (#)       Year           ($/Sh)    ($/Sh)         Date*          5%($)          10%($)      0%($)
------------------------------------------------------------------------------------

Allan
-----
Schulman
Chief          10,000    20%            1.96      1.96           2/5/07*        $12,700        $33,500
Executive
Officer



     (1) The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Exchange Act. The Company does not necessarily believe that these appreciation calculations are indicative of actual future stock option values or that the price of the Common Stock will appreciate at such rates.

     No options were exercised by officers or Directors during the fiscal year ended September 30, 1997. * The expiration date was arbitrarily estimated to be ten years from the grant date because the options do not have a fixed expiration date. The options expire one year after departure from the Board of Directors. The Company does not have a mandatory retirement date for Directors.

     On December 12, 1997, the Company entered into a four-year Employment, Consulting and Non-Competition Agreement with Allan Schulman, its Chief Executive Officer, providing for a base salary of $180,000, $144,000, $115,200, and $92,169, respectively, for the first, second, third and fourth years of such agreement, subject to certain adjustments, a $1,250 per month car allowance, and various other terms and conditions. The terms of this agreement permit Mr. Schulman to reduce his involvement with, and responsibilities for, the Company during the term of the agreement with a proportionate reduction in salary.

     The Company and Bill D. Stewart have entered into an employment agreement under which the Company has retained Mr. Stewart as Chief Executive Officer and as a member of the Company's Board of Directors for a period of 48 months beginning March 2, 1998. Under the employment agreement Mr. Stewart is to receive an annual salary of $200,000 plus a one-time payment of $16,700 upon his purchase of a home in Southern California. The Company will also pay to Mr. Stewart a bonus of $58,000 with respect to the fiscal year ending September 30, 1998, and the agreement provides that the Company and Mr. Stewart are to use good faith efforts to negotiate criteria respecting his bonus for subsequent years. The Company also agreed to grant to Mr. Stewart, pursuant to the Naturade, Inc. 1998 Incentive Stock Option Plan (the "Plan", described below under the heading "Incentive Stock Option Plan"), options to acquire two hundred fifty-five thousand (255,000) shares of Common Stock, the terms of which options are described under the heading "Certain Relationships and Related Transactions" above. The agreement also requires the Company to provide and pay for a twenty-year term life insurance policy for Mr. Stewart in the amount of $250,000, as well as certain other benefits and payment of certain expenses. The agreement also requires the Company to make a bridge loan of $600,000 to Mr. Stewart for the purpose of purchasing a residence in Southern California, such loan to be at zero interest and secured by a deed of trust. The loan matures upon the earlier of sale of Mr. Stewart's prior Tennessee residence or October 7, 1998. The agreement may be terminated by either party. If the agreement is terminated for "Cause" (as defined) by the Company, or by resignation by Mr. Stewart, he is entitled to the compensation then earned and vested prior to the date of termination (excluding any bonus). If the agreement is terminated other than for "Cause" by the Company or by resignation, death or disability by or of Mr. Stewart, he is entitled to (i) the compensation earned by and vested in him prior to the date of termination as provided for in the agreement (including bonus) and the Plan up to that date, and (ii) payment of his salary, average bonus, and continuation of certain benefits through the later of (a) March 2, 2000 or
(b) 12 months following termination.

     The Company and Ronald A. Ahrens have entered in to an agreement under which Mr. Ahrens has agreed to serve on the Company's Board of Directors as its Chairman providing, among other things, strategic, financial, operational, and managerial advice to the Company and its affiliates. Under that agreement the Company has granted to Mr. Ahrens, pursuant to the Plan, options to acquire up to fifty-one thousand (51,000) shares of Common Stock of the Company, the terms of which options are described under the heading "Certain Relationships and Related Transactions" above.

                            INCENTIVE STOCK OPTION PLAN

     The Board of Directors has adopted the Naturade, Inc. 1998 Incentive Stock Option Plan (the "Plan"), which provides for the grant of options for an aggregate of up to 575,000 shares of Common Stock. Shares delivered or to be delivered pursuant to grants under the Plan are to be deducted from shares otherwise available for grant under any other option plan which the Company may adopt. The purpose of the Plan is to provide additional incentive for officers and key employees of the Company to invest in the Company's Common Stock and thereby increase their proprietary interest in the Company, to encourage such officers and employees to remain in the employ of the Company and to increase their personal interest in the continued success and progress of the Company. The Company's Directors believe that the Company's long-term growth is dependent upon obtaining the best possible management and believe the Plan will assist the Company in attracting and retaining key personnel.

     Approval and ratification of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voted at the meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL, THUS
                                APPROVING THE PLAN.

     The Plan is attached hereto as Exhibit A. Some of the more important features of the Plan are summarized below, but the summary is qualified in its entirety by express reference to the terms of the Plan attached hereto.

ADMINISTRATION. The Plan will be administered by a committee whose members are appointed by the Board of Directors (the "Committee"). The Committee's members will be eligible to participate in the Plan. The Committee will designate the participants, the number of options to be granted and the time or times when the options will become vested.

ELIGIBLE EMPLOYEES. All employees of the Company and its subsidiaries as defined in Form S-8 under the Securities Act of 1933, as amended.

OPTION PRICE. The price at which shares may be purchased upon exercise of an option must be at least equal to the fair market value per share at the time the option is granted. If any options are granted to a "10% owner" under the Plan, such options shall expire not later than five years from the date of grant. In addition, the aggregate market value of the Common Stock with respect to which incentive stock options are exercisable by any optionee during any calendar year may not exceed $100,000, and the Committee may not extend the termination of options granted under the Plan when the optionee ceases to be an employee of the Company. The Plan also provides that if an optionee disposes of shares of Common Stock received upon exercise of an incentive stock option within two years from the date of grant of such incentive stock option or within one year of the exercise of such incentive stock option, the optionee must notify the Company of such disposition.

MAXIMUM NUMBER OF SHARES; CHANGES IN CORPORATE STRUCTURE. Subject to adjustment as hereinafter provided, no more than 575,000 shares of Common Stock may be issued under the Plan. In the event of any change in the Company's Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the Common Stock, such adjustment shall be made in the number of shares subject to the Plan, and the number and option price of shares subject to options granted under the as the Committee may deem appropriate.

EXERCISE OF OPTIONS. Options will be exercisable at such time or times and with respect to such number of shares as shall be fixed by the Committee. When exercising options, optionees may pay the exercise price either in cash or in shares of Company Common Stock or any combination thereof.

TERMINATION OF OPTIONS. If an optionee's employment terminates, the option shall be exercisable for three months as to those shares to which the right to exercise had vested prior to the date of termination of employment. If the employment terminated (i) due to the death of the participant, the period in which the exercisable portion of the option may be exercised will be one year after such death or (ii) for any other cause, such exercise period will be three months from such termination. If the participant dies during such three months, the exercise period will be one year after such death. The Committee may, in its sole discretion, vary the foregoing provisions with respect to a particular optionee or particular option to make the termination provisions applicable to such optionee more favorable to such optionee so long as such variation does not extend the expiration date of such option.

AMENDMENT OF PLAN. The Board of Directors of the Company may amend, suspend, or discontinue the Plan, but may not (a) increase the total number of shares for which options may be granted without the approval of the shareholders of the Company, (b) decrease the minimum option price, (c) extend the maximum option period, or (d) make any material change in the eligible employees as defined in the Plan.

FEDERAL INCOME TAX CONSEQUENCES. Under the Plan, no income will be recognized by holders of incentive stock options either at the time of grant or at the time of exercise of an option. However, the difference between the fair market value of the stock at the time of exercise and the option price is a tax preference item which, depending on the taxpayer's other income, may result in imposition of the alternative minimum tax at the time of exercise. Upon the sale of the stock acquired by such a holder who has held the stock for at least (i) two years after the date on which the option was granted and
(ii) one year after the date on which the stock was transferred to the optionee, the holder will recognize capital gain (or loss) in the amount by which the sales price exceeds (or is less than) the adjusted basis of stock. Such gain (or loss) will be mid-term gain (or loss) if the stock is held for more than one year from the date of exercise, and will be long-term gain (or loss) if the stock is held for more than 18 months from the date of exercise. No deduction will be allowed to the Company as a result of either the grant or the exercise of an incentive stock option in accordance with the foregoing. If the stock is sold prior to the end of the holding period discussed above, the holder will recognize ordinary income at the time of disposition equal to the difference between the fair market value of the stock at the time of exercise and the option price. The Company will be allowed a corresponding deduction.

     The following table sets forth the amount of Plan benefits that will be received by the persons named below:



                         PLAN BENEFITS (INCENTIVE OPTIONS)


Name                          Naturade, Inc. 1998 Incentive Stock Option Plan
and Principal
Position                 Dollar Value (2)              Number of Units (Options)
                         -------------------------------------------------------
Ronald Ahrens                 $25,000                            51,000
Chairman of the
Board, Director



Bill D. Stewart               0 (3)                             255,000
Chief Executive
Officer, Director











---------------------------------------
(2)  Approximate value determined as of May 18, 1998.

(3)  Mr. Stewart's options have not vested.

                      RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's Board of Directors has selected Deloitte & Touche as the Company's independent accountants for the fiscal year ended September 30, 1998. Although the appointment of Deloitte & Touche is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment for the current fiscal year. In the event a majority, (representing 50% of the outstanding shares of Common Stock) of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection.

     The Company's had previously selected Rose, Snyder & Jacobs as the Company's independent accountants for the fiscal year ended September 30, 1997. Under this proposal, Deloitte & Touche will perform such services for the fiscal year ended September 30, 1998.

     Proxies not limited to the contrary will be voted for the ratification of the appointment of Deloitte & Touche to audit the accounts of the Company for the fiscal year ended September 30, 1998. Any proxy indicating a contrary choice will be voted in accordance with that choice.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                     ELECTION OF DELOITTE & TOUCHE AS AUDITORS

                             PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders must be received in writing by the Secretary of the Company no later than January 29, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1999.

                                   OTHER MATTERS

     The Board of Directors does not know of any matters which will be presented for consideration at the meeting of shareholders other than those referred to in the notice of meeting. If, however, any such matters should come before the meeting, the persons named in the enclosed proxy will vote the shares covered by proxy in accordance with their best judgment.

SHAREHOLDERS ARE URGED TO IMMEDIATELY SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                       By order of the Board of Directors,


                                       Paul D. Shapnick
                                       Assistant Secretary

Paramount, California
May 29, 1998

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                   NATURADE, INC.
                       PROXY SOLICITED ON BEHALF OF BOARD OF
                          DIRECTORS FOR ANNUAL MEETING OF
                           SHAREHOLDERS ON JUNE 29, 1998

The undersigned hereby constitutes and appoints PAUL D. SHAPNICK and BILL D. STEWART, severally, with full power of substitution, attorneys and proxies to the undersigned to represent the undersigned and vote all shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company's headquarters at 7110 East Jackson Street, Paramount, California 90723 on JUNE 29, 1998, AT 10:00 A.M. Pacific Daylight Time, and at any postponement or adjournment thereof, in the following manner:

1.  ELECTION OF DIRECTORS
FOR all nominees listed below           WITHHOLD AUTHORITY
(except as marked                       to vote for the nominees
to the contrary below) / /              listed below / /


(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next the nominee's name below.)

/ / Ronald Ahrens                 / / Allan Schulman
/ / Lionel P. Boissiere, Jr.      / / Bill D. Stewart
/ / William B. Doyle, Jr.         / / Barry M. Zwick
/ / William S. Doyle

2.  RATIFICATION OF APPOINTMENT OF AUDITOR
For / /                           Against / /                   Abstain  / /

3.  RATIFICATION OF THE NATURADE, INC. 1998 INCENTIVE STOCK OPTION PLAN
For / /                           Against / /                   Abstain  / /

4. IN ACCORDANCE WITH THEIR BEST JUDGEMENT with respect to any matters which may properly come before the meeting or any postponement or adjournment.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please sign exactly as name appears below. When shares are held in joint account, each owner should sign. When signing as attorney, trustee, executor, etc., so indicate. If corporation, please sign full corporate name by authorized officer. If partnership, sign in full partnership name by authorized person.

                                     Date: _________________________________1998

                                     Signed:____________________________________
Number of
Shares Held:_________                Signed:____________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.